Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned, each being an officer or director, or both, as the case may be, of Kaiser Aluminum Corporation, a Delaware corporation, hereby constitutes and appoints Jack A. Hockema and John M. Donnan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jack A. Hockema	President, Chief Executive Officer and	September 27, 2006

Jack A. Hockema	Chairman of the Board
(Principal Executive Officer)

/s/ Joseph P. Bellino	Executive Vice President and Chief Financial	September 27, 2006

Joseph P. Bellino	Officer (Principal Financial Officer)

/s/ Daniel D. Maddox	Vice President and Controller	September 27, 2006

Daniel D. Maddox	(Principal Accounting Officer)

Director

George Becker

/s/ Carl B. Frankel	Director	September 27, 2006

Carl B. Frankel

/s/ Teresa A. Hopp	Director	September 27, 2006

Teresa A. Hopp

/s/ William F. Murdy	Director	September 27, 2006

William F. Murdy

/s/ Alfred E. Osborne, Jr., Ph.D.	Director	September 27, 2006

Alfred E. Osborne, Jr., Ph.D.

/s/ Georganne C. Proctor	Director	September 27, 2006

Georganne C. Proctor

/s/ Jack Quinn	Director	September 27, 2006

Jack Quinn

/s/ Thomas M. Van Leeuwen	Director	September 27, 2006

Thomas M. Van Leeuwen

/s/ Brett E. Wilcox	Director	September 27, 2006

Brett E. Wilcox